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EXHIBIT 10.31.1

                                   LICENSE AND

                               EXCHANGE AGREEMENT

                                  by and among

                                 EUROTECH, LTD.

                          HOMECOM COMMUNICATIONS, INC.

           and, solely with respect to ARTICLE V and ARTICLE XI hereof

                                 POLYMATE, LTD.

                                       and

                         GREENFIELD CAPITAL PARTNERS LLC

                                 March 27, 2003



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                         LICENSE AND EXCHANGE AGREEMENT

         This LICENSE AND EXCHANGE AGREEMENT, dated as of March 27, 2003 (this "AGREEMENT"), is made by and between EUROTECH LTD., a District of Columbia corporation (the "COMPANY"), HOMECOM COMMUNICATIONS, INC., a Delaware corporation ("HOMECOM"), and solely with respect to ARTICLE V and ARTICLE XI hereof, POLYMATE, LTD., an Israeli corporation ("Polymate"), and GREENFIELD CAPITAL PARTNERS LLC, a Delaware limited liability company ("GREENFIELD").

                                 R E C I T A L S

         WHEREAS, the Company desires to acquire from HomeCom, and HomeCom agrees to issue (i) 11,250 shares of Series F Convertible Preferred Stock of HomeCom, $.01 par value per share (the "HOMECOM SERIES F STOCK"),which will represent, upon conversion, 75% of the issued and outstanding shares of HomeCom common stock, par value $.001 per share (the "COMMON STOCK") (other than the shares of Common Stock issuable upon conversion of HomeCom's outstanding Series B-E Convertible Preferred Stock and warrants or options, and the Series G Convertible Preferred Stock of HomeCom convertible into Common Stock) (such shares the "EXCHANGE SHARES"), such shares of HomeCom Series F Stock having the rights, powers and designations set forth in the Certificate of Designations of such HomeCom Series F Stock, a copy of which is annexed hereto as Exhibit B (the "CERTIFICATE OF DESIGNATIONS") and (ii) 1,069 shares of Series G Preferred Stock, $ .01 par value per share, of HomeCom with a face value of $1,069,000 (the "ADDITIONAL PREFERRED SHARES"); and

         WHEREAS, the Company desires to license to HomeCom all right, title and interest held by the Company in the intellectual property and other associated assets described in Exhibit A attached hereto (collectively the "LICENSED PROPERTY") as consideration for the Exchange Shares, and upon the terms and subject to the conditions set forth in this Agreement and the form of License Agreement to be mutually agreed upon by Eurotech and HomeCom and deliverd at the Closing (the "LICENSE AGREEMENT"); and

         WHEREAS, HomeCom agrees to issue to Polymate, in consideration of the relinquishment of certain rights associated with the Licensed Property, 1,500 shares of HomeCom Series F Stock, representing, upon conversion, 10% of the issued and outstanding shares of Common Stock (other than the shares of Common Stock issuable upon conversion of HomeCom's outstanding Series B-E Convertible Preferred Stock and warrants or options of HomeCom convertible into Common Stock) (such shares the "POLYMATE SHARES"), upon the terms and subject to the conditions set forth in this Agreement; and



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         WHEREAS, HomeCom agrees to issue for its services as a finder in connection herewith to Greenfield 750 shares of HomeCom Series F Stock, representing, upon conversion, 5% of the issued and outstanding shares of Common Stock (other than the shares of Common Stock issuable upon conversion of HomeCom's outstanding Series B-E Convertible Preferred Stock and warrants or options of HomeCom convertible into Common Stock) (such shares the "GREENFIELD SHARES"), upon the terms and subject to the conditions set forth in this Agreement; and WHEREAS, simultaneously with the execution of this Agreement, the holders of shares of Series B-E Convertible Preferred Stock are executing certain consent and forbearance agreements relating to such shares (the "B-E CONSENTS");

         WHEREAS, the respective Boards of Directors of all of the parties hereto have approved the form, terms and conditions of this Agreement upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained in this
         Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, the parties agree as follows:

                                   ARTICLE I.

                 CLOSING; THE EXCHANGE; THE EXCHANGE PROCEDURES

         1.1 Closing. The closing of the Exchange and the other transactions contemplated hereby (the "CLOSING") shall be made at such time and place as the parties may mutually agree, on or before April 15, 2003 (the "CLOSING DATE").

                  1.2 Company/HomeCom Proceedings. At the Closing, HomeCom shall issue to the Company 11,250 shares of HomeCom Series F Stock, representing the Exchange Shares and the Additional Preferred Shares (each denominated by separate certificates), and simultaneously therewith, and conditioned thereon, the Company shall execute and deliver the License Agreement to HomeCom as a part of and in connection with the issuance of the Exchange Shares. The Company will enter into the License Agreement only upon the obtaining by the Company of any applicable third party consents or similar documentation and the satisfaction of the other conditions contained herein. The issuance of the Exchange Shares and execution and delivery of the Licensed Property, in each case as contemplated herein, are referred to herein as the "EXCHANGE".

                  1.3 At the Closing, HomeCom shall issue to Polymate 1,500 shares of HomeCom Series F Stock, representing the Polymate Shares.

                  1.4 Greenfield/HomeCom Proceedings. Greenfield is receiving the Greenfield Shares in consideration of services provided to HomeCom as a finder in connection with the transactions contemplated by the Exchange. At the Closing, HomeCom shall issue to Greenfield 750 shares of HomeCom Series F Stock, representing the Greenfield Shares.

                                   ARTICLE II.
                             [INTENTIONALLY OMITTED]

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                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represent and warrants to HomeCom that:

         3.1 Organization, Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the District of Columbia, and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not, when taken together with all other such failures, reasonably likely to have a Material Adverse Effect (as defined below) on it.

         As used in this Agreement, the term "MATERIAL ADVERSE EFFECT" means, with respect to any Person, a material adverse effect on the financial condition, assets or liabilities or business of such Person; provided, however, that Material Adverse Effect shall exclude any effect resulting from or related to changes or developments involving (1) a prospective change arising out of any proposed or adopted legislation, or any other proposal or enactment by any governmental, regulatory or administrative authority, (2) general conditions applicable to the economy of the United States, including changes in interest rates and (3) conditions or effects resulting from the announcement of the existence or terms of this Agreement.

         3.2 Corporate Authority and Approval. The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company and is a valid and binding agreement enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "BANKRUPTCY AND EQUITY EXCEPTION"). The Board of Directors of the Company has unanimously approved this Agreement and the other transactions contemplated by this Agreement.

         3.3 Government Filings; No Violations.

                  (a) Except for filings required pursuant to the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder (collectively, the "EXCHANGE ACT") or any other federal or state securities laws or any stock exchange or other self regulatory organization, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, court, agency, commission, body or other governmental entity ("GOVERNMENTAL ENTITY"), in connection with the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or the Licensed Property, nor prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

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                  (b) The execution, delivery and performance of this Agreement by the Company does not, and the consummation of the other transactions contemplated by this Agreement will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or bylaws of the Company, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of each of the Company (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("CONTRACTS") binding upon it or any law, statute, ordinance, regulation, judgment, order, decree, injunction, arbitration award, license, authorization, opinion, agency requirement or permit of any Governmental Entity or common law (each, a "LAW" and collectively, "LAWS") to which it is subject or (C) any change in the rights or obligations of any party under any Contracts to which the Company is a party, except, in the case of clauses (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably 1ikely to have a Material Adverse Effect on the Company or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Schedule 3.3(b) ("PRIOR CONTRACTS") sets forth a correct and complete list of Contracts of the Company pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement other than those where the failure to obtain such consents or waivers is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or prevent or materially impair their ability to consummate the transactions contemplated by this Agreement.

         3.4 Reports; Financial Statements. The Company is a reporting company under the Exchange Act and the shares of the Company's common stock are registered under Section 12(g) of the Exchange Act. The Company has made available to HomeCom, through electronic filings on EDGAR, each registration statement, report, proxy statement or information statement prepared by it since December 31, 2000, including its Annual Report on Form 10-KSB for the year ended December 31, 2001 and its Quarterly Reports on Form 10-QSB for the quarters ended since December 31, 2000, in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such registration statements, reports, proxy statements or information statements filed subsequent to the Agreement Date, its "REPORTS"). Since June 30, 2000, the Company has made all filings required to be made by the Securities Act of 1933, or any successor law, and the rules and regulations issued pursuant thereto (the "SECURITIES ACT"), and the Exchange Act. The financial statements and any supporting schedules of the Company included or incorporated by reference in the Company's Reports present fairly the consolidated financial position of the Company as of the dates indicated and the consolidated results of their operations for the periods specified (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles of the United States consistently applied ("GAAP") during the periods involved, except as may be noted therein.

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         3.5 Litigation and Liabilities. Except as disclosed in the Company's
Reports filed prior to the Closing Date or on Schedule 3.5, there are no (i) civil, criminal or administrative suits, claims or hearings pending or, to the actual knowledge of its executive officers, threatened against the Company or any of its Affiliates with respect to the Licensed Property or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed with respect to the Licensed Property, or any other facts or circumstances, in either such case, of which its executive officers have actual knowledge and that are reasonably likely to result in any claims against or obligations or liabilities of the Company or any of its Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company, or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

         For purposes of this Agreement, the term "AFFILIATE" means, with respect to any person or entity, any person or entity that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         3.6 Compliance with Laws. Except as disclosed in the Company's Reports filed prior to the Closing Date or on Schedule 3.6, the businesses of the Company with respect to the Licensed Property have not been, and are not being, conducted in violation of Law, except for violations or possible violations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Licensed Property or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement. To the actual knowledge of its executive officers, no material change is required in the Company's processes, properties or procedures in connection with any such Laws, and it has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the Closing Date, except for such changes and noncompliance that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on them or prevent, materially delay or materially impair their ability to consummate the transactions contemplated by this Agreement.

         3.7 Brokers and Finders. Except for Greenfield, neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Exchange or the other transactions contemplated in this Agreement.

                                   ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF HOMECOM

         HomeCom hereby represent and warrant to the Company that:

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         4.1 Organization, Good Standing and Qualification. HomeCom is a
corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate or similar power and authority and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not, when taken together with all other such failures, reasonably likely to have a Material Adverse Effect on it. HomeCom has made available to the Company a complete and correct copy of its certificate of incorporation and bylaws, each as amended to date. Such certificates of incorporation and bylaws are in full force and effect.

         4.2 Capital Structure. The authorized capital stock of HomeCom consists of (i) 15,000,000 shares of Common Stock, of which 14,999,156 shares shall be issued and outstanding as of the Closing Date, and (ii) 125 shares of HomeCom Series B Preferred Stock, of which 17.8 shares shall be issued and outstanding as of the Closing Date; (iii) 175 shares of HomeCom Series C Preferred Stock, of which 90.5 shares shall be issued and outstanding as of the Closing Date; (iv) 75 shares of HomeCom Series D Preferred Stock, of 1.3 shares shall be issued and outstanding as of the Closing Date; (v) 106.4 shares of HomeCom Series E Preferred Stock, of which 106.4 shares shall be issued and outstanding as of the Closing Date (collectively, the "SERIES B-E PREFERRED STOCK"). All of the outstanding shares of Common Stock, and Series B-E Preferred Stock, and the HomeCom Series F Stock, including the Exchange Shares, the Additional Preferred Shares, and the Polymate Shares and Greenfield Shares when issued at the Closing pursuant to this Agreement, have been or will (at the Closing) be duly authorized, validly issued, fully paid and nonassessable. Except as disclosed in this Section 4.2 or on Schedule 4.2, as of the Closing Date, there are no additional issued and outstanding shares of Common Stock, Series B-E Preferred Stock or HomeCom Series F Stock, and there are no rights, options, warrants or similar instruments outstanding pursuant to which any shares of capital stock of any class or series of HomeCom are issueable to any person or entity, except for 1,069 shares of Series G Convertible Preferred Stock.

         4.3 Corporate Authority and Approval. HomeCom has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by HomeCom and is a valid and binding agreement of HomeCom, enforceable against HomeCom in accordance with its terms, subject to the Bankruptcy and Equity Exception. The Board of Directors of HomeCom has duly approved this Agreement.

         4.4 Government Filings; No Violations.

                  (a) Except for filings required pursuant to the Exchange Act, no notices, reports or other filings are required to be made by HomeCom with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by HomeCom from, any Governmental Entity, in connection with the execution and delivery of this Agreement by it and the other transactions contemplated by this Agreement, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on HomeCom or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

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                  (b) The execution, delivery and performance of this Agreement by HomeCom does not, and the consummation by it of the Exchange and the other transactions contemplated by this Agreement will not, constitute or result in
(A) a breach or violation of, or a default under, its certificate of incorporation, certificates of designations or bylaws, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on its assets or the assets of any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contract binding upon it or any of its Subsidiaries or any Law to which it or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any Contracts to which it or its Subsidiaries are a party, except, in the case of clauses (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

         4.5 Reports; Financial Statements. HomeCom is a reporting company under the Exchange Act and the shares of HomeCom Common Stock are registered under
Section 12(g) of the Exchange Act. HomeCom has made available to the Company, through electronic filings on EDGAR, each registration statement, report, proxy statement or information statement prepared by it since December 31, 2002, including its Annual Report on Form 10-KSB for the year ended December 31, 2001, and its Quarterly Reports on Form 10-QSB for the quarters ended since December 31, 2001, in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such registration statements, reports, proxy statements or information statements filed subsequent to the Agreement Date, its "REPORTS"). Since June 30, 2000, HomeCom has made all filings required to be made by the Securities Act and the Exchange Act. As of their respective dates, the HomeCom Reports complied as to form with all applicable requirements and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial statements and any supporting schedules of HomeCom and its Subsidiaries included or incorporated by reference in the HomeCom Reports present fairly the consolidated financial position of HomeCom and its Subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. To the knowledge of the directors, officers, employees and legal and accounting representatives of HomeCom, except as disclosed on Schedule 4.5, as of the Closing Date, no Person or group beneficially owns 10% or more of the outstanding voting securities of the Company. As used in this Section 4.5, the terms "beneficially owns" and "group" shall have the meanings ascribed to such terms under Rule 13d-3 and Rule 13d-5 under the Exchange Act.

         4.6 Litigation and Liabilities. Except as disclosed in HomeCom's Reports filed prior to the Closing Date, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the actual knowledge of its executive officers, threatened against HomeCom or any of its Affiliates or (ii) obligations or liabilities,

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whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law, or any other facts or circumstances, in either such case, of which its executive officers have actual knowledge and that are reasonably likely to result in any claims against or obligations or liabilities of HomeCom or any of its Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on HomeCom or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

         4.7 Compliance with Laws. Except as disclosed in HomeCom's Reports filed prior to the Closing Date, the businesses of HomeCom and its Subsidiaries have not been conducted in violation of any Laws. Except as disclosed in the HomeCom's Reports filed prior to the Closing Date, no investigation or review by any Governmental Entity with respect to the HomeCom or any of its Subsidiaries is pending or, to the actual knowledge of its executive officers, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

         4.8 Insurance. Schedule 4.8 to this Agreement is a complete list accurately describing all insurance policies held by HomeCom concerning its businesses and properties and any officer or director of HomeCom. All such policies are in the respective principal amounts set forth in Schedule 4.8 and are in full force and effect as of the Closing Date. HomeCom has not received written notice of any pending or threatened termination or retroactive premium increase with respect such policies, and HomeCom is in compliance in all material respects with all conditions contained therein. There are no pending claims against such insurance by HomeCom or any individual or entity covered under such policies as to which insurers have denied liability and no defenses provided by insurers under reservations of rights. HomeCom does not self insure any risk under any such policies other than applicable deductibles. None of the policies listed on Schedule 4.8 shall terminate or be terminable pursuant to their terms as a result of the consummation of the transactions contemplated hereby.

         4.9 Brokers and Finders. Except for Greenfield, neither HomeCom nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Exchange or the other transactions contemplated in this Agreement.

         4.10 Indebtedness. As of the date hereof, HomeCom has incurred the indebtedness and obligations listed on Schedule 4.10, which schedule lists that certain accrued dividend liability owed to a preferred stockholder of HomeCom (the "ACCRUED DIVIDEND LIABILITY"). As of the Closing Date the Accrued Dividend Liability will have been paid or otherwise satisfied.

         4.11 Contracts. Except as set forth on Schedule 4.11 hereto, neither HomeCom nor its Subsidiaries are a party to any material contracts, leases, arrangements or commitments (whether oral or written) or is a party to or bound by or affected by any contract, lease, arrangement or commitment (whether oral or written) relating to: (a) the employment of any person; (b) collective bargaining with, or any representation of any employees by, any labor union or association; (c) the acquisition of services, supplies, equipment or other personal property; (d) the purchase or sale of real property; (e) distribution, agency or construction; (f) lease of real or personal property as lessor or lessee or sublessor or sublessee; (g) lending or advancing of funds; (h) borrowing of funds or receipt of credit; (i) incurring any obligation or liability; or (j) the sale of personal property.

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         4.12 As of the Closing, all of the holders of the Company's Series B
Convertible Preferred Stock, Series C Convertible Stock, Series D Convertible Preferred Stock, and Series E Convertible Preferred Stock have executed forebearance as to certain default and given their consents to the transactions contemplated by the Agreement pursuant to the B-E Consents.

                                   ARTICLE V.
     REPRESENTATIONS AND WARRANTIES OF THE COMPANY, POLYMATE AND GREENFIELD

         Each of the Company, Polymate and Greenfield (for these purposes, each, a "STOCKHOLDER") severally (and not jointly) represents and warrants to HomeCom, solely with respect to each as a Stockholder, that:

         5.1 Accredited Investor. The Stockholder is an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act), and has such knowledge and experience in financial business matters that the Stockholder is capable of evaluating the merits and risks of the Exchange. The Stockholder's residence or, if other than a natural person, its principal office, is located in the jurisdiction indicated in the address of such Stockholder opposite its name on the signature page hereof.

         5.2 Review of SEC Filings. The Stockholder has had the opportunity to review the HomeCom's Reports.

         5.3 Opportunity for Investigation. HomeCom has given the Stockholder the opportunity to meet with HomeCom's directors and executive officers for the purpose of asking questions and receiving answers concerning the terms and conditions of the Exchange, and to obtain any additional information that HomeCom may possess or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any information that HomeCom has furnished the Stockholder in connection with the Exchange.

         5.4 Restricted Securities. The Stockholder understands and acknowledges that the Exchange Shares, the Polymate Shares and Greenfield Shares being issued to the respective Stockholders in the Exchange are "restricted securities," (as such terms is defined in Rule 144(a)(3) under the Securities Act) that the certificate or certificates evidencing those shares will bear a legend, substantially in the form set forth below, indicating that those shares are restricted securities, and that those shares may not be Licensed except pursuant to an effective registration statement under the Securities Act or an available exemption from such registration.

         The legend referred to above will be substantially as follows:

         "These securities have been issued pursuant to an exemption under the Securities Act of 1933 and are restricted securities, and neither such securities nor any interest therein may be offered, sold, pledged, hypothecated, made the subject of a gift or otherwise Licensed, for

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         value or otherwise, without the written approval of counsel for the issuer making specific reference to this certificate. The transfer agents of the issuer have been instructed to register transfers of the shares evidenced by this certificate only in accordance with the foregoing instructions."

         5.5 Stockholder's Intent. The Stockholders are acquiring the Exchange Shares, the Polymate Shares and Greenfield Shares, respectively, and such acquisition is for the Stockholders' own account, for investment purposes, and not with a view towards their distribution, except such distribution is permitted under applicable law or with the knowledge of HomeCom.

         5.6 Enforceability. This Agreement is the Stockholders' valid and binding obligation, enforceable against the Stockholder in accordance with it terms.

                                   ARTICLE VI.

                             POST-CLOSING COVENANTS

         6.1 Financial Statements. The parties shall cooperate in preparing and/or causing to be prepared the information and financial statements required by Form 8-K under the Exchange Act. As soon as practicable after the Closing Date, but in no event later than forty-five (45) days after the Closing Date, HomeCom shall deliver its audited financial statements as of and for the year ended December 31, 2002, and such audit shall have been conducted by such accounting firm mutually acceptable to the parties.

         6.2 Access; Consultation.

                  (a) Upon reasonable notice, and except as may be prohibited by applicable Law, HomeCom and Company each shall (and shall cause their Subsidiaries to) afford to the other and the employees, agents and representatives (including any attorney or accountant retained by either party) of either party, as the case may be, reasonable access, during normal business hours throughout the period prior to the Closing Date, to its properties, books, Contracts and records and, during such period, each shall (and shall cause their Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty under this Agreement, and provided, further, that the foregoing shall not require HomeCom or the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of HomeCom or the Company, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if HomeCom or the Company, as the case may be, shall have used all reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section 6.2 shall be directed to an executive officer of HomeCom or the Company, as the case may be, or such Person as may be designated by any such executive officer, as the case may be.

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

                  (b) Subject to applicable Laws relating to the exchange of information, from the Agreement Date to the Closing Date, the Company and HomeCom agree to consult with each other on a regular basis on a schedule to be agreed with regard to their respective operations.

         6.3 Other Actions; Notification.

                  (a) The Company and HomeCom shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts (i) to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and the applicable Laws to consummate and make effective the Exchange and the other transactions contemplated by this Agreement as soon as practicable, including (A) obtaining opinions of their respective accountants, if required, (B) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents, and (C) instituting court actions or other proceedings necessary to obtain the approvals required to consummate the Exchange or the other transactions contemplated by this Agreement or defending or otherwise opposing all court actions or other proceedings instituted by a Governmental Entity or other Person for purposes of preventing the consummation of the Exchange and the other transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Exchange or any of the other transactions contemplated by this Agreement; provided, however, that nothing in this Section 6.3(a) shall require either party to agree to any divestitures or hold separate or similar arrangements in order to obtain approval of the transactions contemplated by this Agreement if such divestitures or arrangements would reasonably be expected to have a Material Adverse Effect on the Company or HomeCom, or a Material Adverse Effect on the expected benefits of the Exchange to the Company or HomeCom. Subject to applicable Laws relating to the exchange of information, the Company and HomeCom shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the Company or HomeCom, as the case may be, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Exchange and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and HomeCom shall act reasonably and as promptly as practicable.

                  (b) The Company and HomeCom each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any Registration Statement or filing with the SEC made by HomeCom or the Company in connection with the Exchange and the transactions contemplated by this Agreement.

                  (c) The Company and HomeCom each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notice or other communications received by the Company or HomeCom, as the case may be, or any of its Subsidiaries or, from any third party and/or any Governmental Entity with respect to the Exchange and the other transactions contemplated by this Agreement. Each of the Company and HomeCom shall give prompt notice to the other of any change that is reasonably likely to result in a Material Adverse Effect on it or of any failure of any conditions to the other party's obligations to affect the Exchange.

         6.4 Publicity. The initial press release with respect to the Exchange shall be a joint, mutually agreed press release. Thereafter, HomeCom and the Company shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Exchange and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any securities exchange) with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any securities exchange.

         6.5 Indemnification of Officers and Directors. The Company agrees that all rights to indemnification existing in favor of any of the present or former officers or directors of HomeCom (the "MANAGERS") as provided in HomeCom's Certificate of Incorporation or Bylaws as in effect as of the Closing Date, and in any agreement between HomeCom and any Manager with respect to matters occurring prior to the Closing Date, shall survive the Exchange in accordance with the terms of the applicable agreements or instruments. The Company further covenants not to amend or repeal any provisions of the Certificate of Incorporation or Bylaws of HomeCom in any manner which would adversely affect the indemnification or exculpatory provisions contained therein as they pertain to acts occurring prior to the Closing. The provisions of this Section 6.5 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives.

         6.6 Post-Exchange Indemnification. If the Company or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to such Person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Company shall assume all of the obligations set forth in Section 6.5.

         6.7 Stockholder Meeting. On or prior to December 31, 2003, HomeCom shall have held a special meeting of stockholders in respect of the transactions contemplated by that certain Preliminary Proxy Statement filed on or about November 30, 2001, as amended in April, 2002 with the Securities and Exchange Commission by HomeCom, and shall have received all necessary shareholder and regulatory approval to consummate the transactions therein contemplated, or as otherwise agreed by the Company, and such transactions shall have been consummated and closed.

         6.8 Increase in Authorized Shares and Reverse Split. On or prior to December 31, 2003, HomeCom shall have held a special meeting of stockholders, and as a result thereof, HomeCom shall have amended its Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 to 150,000,000, and implement a reverse split of issued and outstanding Common Stock of not less than 1 for 10 as contemplated by the Proxy Statement referred to in Section 6.7.

         6.9 Registration Rights. The Exchange Shares, the Polymate Shares and Greenfield Shares shall have piggy-back and demand rights with respect to registration on a registration statement filed by HomeCom subsequent to the Closing, either on Form S-l or other applicable form, for the resale of the Common Stock of the HomeCom. Subsequent to the Closing, HomeCom and, respectively, the Company, Polymate and Greenfield shall enter into separate piggy-back and demand registration rights agreements for the registration, in a commercially reasonable manner and time frame, of the Exchange Shares, the Polymate Shares and Greenfield Shares. HomeCom shall pay all expenses of such registration, other than broker commissions and discounts. A registration statement covering such registration rights shall be filed by HomeCom within a commercially reasonable time following request for registration.

                                   ARTICLE VII

                                   CONDITIONS

         7.1 Conditions to Each Party's Obligation to Effect the Exchange. The respective obligation of each party to effect the Exchange is subject to the satisfaction or waiver, if applicable, at or prior to the Closing Date, of each of the following conditions:

                  (a) Exhibits and Schedules. The Exhibits and Schedules shall have been delivered and accepted by the Company and HomeCom (such acceptance to be in each party's sole and absolute discretion);

                  (b) Each of the Company and HomeCom shall have completed its respective continuing business, legal and accounting due diligence review, shall be satisfied with the results of such review in each's sole and absolute discretion, and shall have notified the other that it has completed such review; and

                  (c) Laws and Orders. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Exchange or the other transactions contemplated by this Agreement and the License Agreement (collectively, an "ORDER"), and no Governmental Entity shall have instituted any proceeding or threatened to institute any proceeding seeking any such Order.

         7.2 Condition to Obligations of the Company. The obligations of the Company to effect the Exchange are also subject to the satisfaction or waiver by the Company at or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of HomeCom set forth in this Agreement (i) to the extent qualified by Material Adverse Effect shall be true and correct and (ii) to the extent not qualified by Material Adverse Effect shall be true and correct (except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, would not reasonably be expected to have a Material Adverse Effect on HomeCom and would not reasonably be expected to have a material adverse effect on the expected benefits of the Exchange to the Company), in the case of each of (i) and (ii), as of the Agreement Date and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date;

                  (b) Performance of Obligations of Homecom. Homecom shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, including the filing of a Certificate of Designation, in the form annexed hereto as Exhibit B with the Secretary of State of Delaware and issuance of the Exchange Shares to the Company and the filing of a Certificate of Designation, in the form annexed hereto as Exhibit C with the Secretary of State of Delaware and issuance of the Additional Preferred Shares to the Company;

                  (c) Consents Under Agreements. HomeCom shall have obtained the executed B-E Consents and the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any Contract to which HomeCom is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on HomeCom or a material adverse effect on the expected benefits of the Exchange to Company (it being understood that the failure to meet the conditions set forth in Sections 7.2 (d), (e), (f) and (g) below would constitute a Material Adverse Effect on HomeCom);

                  (d) HomeCom shall deliver to the Company evidence satisfactory to the Company that HomeCom's accounts payable have been reduced from $1.9 million to no more than $600,000 by the waiver or satisfaction of the Accrued Dividend Liability;

                  (e) HomeCom shall deliver to Eurotech such executed corporate governance documents of HomeCom (including written consents to action and director resignations) as may be reasonably requested by Eurotech in order to effect the changes to the board of directors and officers of HomeCom set forth in Schedule 7.2(e), it being acknowledged and agreed that the parties intend to effect such changes at or following the Closing, as the case may be pursuant to such schedule;

                  (f) HomeCom shall deliver to the Company evidence satisfactory to the Company that HomeCom has settled that certain dispute between HomeCom and the landlord of HomeCom's leased real property located at 3495 Piedmont Road, Building 12, Suite 110, Atlanta, GA, and the terms of such settlement shall be satisfactory to the Company;

                  (g) HomeCom shall deliver to the Company evidence satisfactory to the Company that the holders of Series B-E Preferred Stock have waived the mandatory redemption and conversion provisions of the instruments of such securities and extended the date of such mandatory redemption and conversion to March 31, 2004, in each case pursuant to the B-E Consents; and

                  (f) HomeCom shall have filed with the Securities and Exchange Commission and shall provide the Company with a certified copy of, its Annual Report on Form 10-KSB for its fiscal year 2002.

         7.3 Conditions to Obligation of HomeCom. The obligation of HomeCom to effect the Exchange is also subject to the satisfaction or waiver by HomeCom at or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company, Polymate and Greenfield set forth in this Agreement and the License Agreement (i) to the extent qualified by Material Adverse Effect shall be true and correct, and (ii) to the extent not qualified by Material Adverse Effect shall be true and correct (except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, would not reasonably be expected to have a Material Adverse Effect on the Company and would not reasonably be expected to have a material adverse effect on the expected benefits of the Exchange to HomeCom), in the case of each of (i) and (ii), as of the Agreement Date and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date;

                  (b) Performance of Obligations of Polymate. Polymate shall have executed, or shall cause to be executed, such further undertakings as may be satisfactory to Eurotech in respect of the Licensed Property; and

                  (c) Consents Under Agreements. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any Contract to which the Company is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company, or a material adverse effect on the expected benefits of the Exchange to HomeCom.

                                  ARTICLE VIII

                                   TERMINATION

         8.1 Termination by Mutual Consent. This Agreement may be terminated and the Exchange may be abandoned at any time prior to the Closing Date by mutual written consent of HomeCom and the Company, through action of their respective Boards of Directors.

         8.2 Termination by Either Company or HomeCom. This Agreement may be terminated and the Exchange may be abandoned at any time prior to the Closing Date by action of the Board of Directors of either Company or HomeCom if (i) the Exchange shall not have been consummated by April 15, 2003 (the "TERMINATION DATE"), or (ii) any order permanently restraining, enjoining or otherwise prohibiting consummation of the Exchange shall become final and non-appealable; provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have approximately contributed to the failure of the Exchange to be consummated.

         8.3 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Exchange in accordance with the provisions of this Article, this Agreement shall become void and of no effect with no liability on the part of any party to this Agreement or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives; provided, however, no such termination shall relieve any party to this Agreement from any liability for damages resulting from any breach of this Agreement.

                                   ARTICLE IX.

                          INDEMNIFICATION AND SURVIVAL

         9.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants and obligations in this Agreement, and any certificate or document delivered pursuant to this Agreement, shall survive the closing until the second anniversary of the Closing Date. The right to indemnification and payment of damages for third party claims based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages for third party claims based on such representations, warranties, covenants and obligations.

          9.2 Indemnification and Payment of Damages by HomeCom. HomeCom will indemnify and hold harmless the Company and will pay to the Company the amount of any damages arising, directly or indirectly, from or in connection with third party claims with respect to (a) any material breach of any representation or warranty made by HomeCom in this Agreement or any other certificate or document delivered by HomeCom pursuant to this Agreement, or (b) any material breach by HomeCom of any agreement, covenant or obligation of HomeCom in this Agreement. Any indemnity pursuant to this Section 9.2 shall only be available to the extent that such damages pursuant to (a) or (b) above exceed $25,000 in aggregate.

          9.3 Indemnification and Payment of Damages by the Company. The Company will indemnify and hold harmless HomeCom, and will pay to HomeCom the amount of any damages arising, directly or indirectly, from or in connection with third party claims with respect to (a) any material breach of any representation or warranty made by the Company in this Agreement or in any certificate delivered by the Company pursuant to this Agreement or (b) any material breach by the Company of any agreement, covenant or obligation of the Company in this Agreement. Any indemnity pursuant to this Section 9.3 shall only be available to the extent that such damages pursuant to (a) or (b) above exceed $25,000 in aggregate.

         9.4 Procedure for Indemnification - Third Party Claims.

                  (a) Promptly after receipt by an indemnified party under
Section 9.2 or 9.3 of notice of the commencement of any proceeding against it (a "PROCEEDING"), such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                  (b) If any Proceeding referred to in Section 9.4(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this ARTICLE IX for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of a Law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten business days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                  (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  (d) Notwithstanding Section 11.4 hereof, each of the Company and HomeCom hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any indemnified party for purposes of any claim that an indemnified party may have under this Agreement with respect to such Proceeding or the matters alleged therein.

                                   ARTICLE X.

                             [INTENTIONALLY OMITTED]

                                   ARTICLE XI.

                            MISCELLANEOUS AND GENERAL

         11.1 Modification or Amendment. Subject to the provisions of the applicable law, the parties to this Agreement may modify or amend this Agreement by written agreement executed and delivered by a duly authorized officer of the respective parties.

         11.2 Waiver.

                  (a) Any provision of this Agreement may be waived prior to the Closing Date if, and only if, such waiver is in writing and executed and delivered by a duly authorized officer of the respective parties.

                  (b) No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided in this Agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

         11.3 Counterparts. This Agreement may be executed in any number of counterparts, and by facsimile, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         11.4 Governing Law and Venue; Waiver of Jury Trial.

                  (a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with New York law without regard to the conflict of law principles thereof, except that matters relating to the corporate governance of HomeCom shall be governed by Delaware law. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the Borough of Manhattan (the "NEW YORK COURTS") for any litigation arising out of or relating to this Agreement and the transactions contemplated by this Agreement (and agree not to commence any litigation relating thereto except in such New York Courts), waive any objection to the laying of venue of any such litigation in the New York Courts and agree not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

                  (b) Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11.4.

          11.5 Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) three business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile, provided that written or other confirmation of receipt is obtained by the sending party, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

         If to the Company:

         Eurotech, Ltd.
         10306 Eaton Place, Suite 220
         Fairfax, VA 22030
         Attention: Don Hahnfeldt, President
         Fax: 703-352-5994

         with a copy (which shall not constitute notice) to:

         Ellenoff Grossman Schole & Cyruli, LLP
         370 Lexington Avenue
         New York, NY 10017
         Attention: Barry I. Grossman
         Fax: 212-370-7889

         If to Polymate:

         Polymate Ltd.
         B'nai Brith 16, Haifa, Israel
         Attn: Oleg Figovsky
         Fax: 972-4-826-2631

         If to HomeCom:

         3495 Piedmont Road
         Building 12, Suite 110
         Atlanta, Georgia 30305
         Fax: (404) 237-3060
         with a copy to:

         Krieger & Prager, LLP
         39 Broadway
         New York, New York 10006
         Fax:  (212) 363-2999

         If to Greenfield:

         Greenfield Capital Partners LLC
         1300 West Belmont
         Chicago, Illinois 60657
         ATT: C. Kahn
         Fax: (773) 880-1481

          11.6 Entire Agreement. This Agreement (including any schedules or exhibits to this Agreement, whether deliver as of the date hereof or at the Closing) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of this Agreement. Each party to this Agreement agrees that, except for the representations and warranties contained in this Agreement, neither the Company nor HomeCom makes any other representations or warranties, and each hereby disclaims any other representations or warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

          11.7 No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties to this Agreement any rights or remedies under this Agreement.

          11.8 Obligations of the Parent. Whenever this Agreement requires a Subsidiary of either the Company or HomeCom to take any action, such requirement shall be deemed to include an undertaking on the part of the Company, or HomeCom, respectively, to cause such Subsidiary to take such action. For purposes of this Agreement, the term "SUBSIDIARY" shall mean, when used with reference to any party hereto, any corporation or other entity of which such party or any other subsidiary of such party directly or indirectly (i) is a general or managing partner or managing member, (ii) owns (A) a majority of the outstanding voting securities or interests of which, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other entity or
(B) securities in such corporation or entity which grant such party or its subsidiary the right to perform or approve management functions of such corporation or entity or (iii) owns more than fifty percent (50%) of the value of the outstanding equity securities or interests (including membership interests) of which are owned directly or indirectly by such party.

          11.9 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

          11.10 Interpretation. The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a schedule, such reference shall be to a schedule to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          11.11 Assignment. This Agreement shall not be assignable by operation of law or otherwise. Any assignment in contravention of the preceding sentence shall be null and void.

          11.12 Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and delivery all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement, including the schedules and exhibits thereto, and the consummation of the transactions contemplated hereby.

          11.13 Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise required by law or agreed to in writing by the applicable party, the parties agree that all parties hereto shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose other than proper performance hereunder any information furnished to it by the other parties pursuant to this Agreement (including the schedules and exhibits hereto).

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                         HOMECOM COMMUNICATIONS, INC.

                                         By: /s/ Michael Sheppard
                                             -----------------------------------
                                             Name: Michael Sheppard
                                             Title: Vice President

                                         EUROTECH, LTD.

                                         By: /s/ Don V. Hahnfeldt
                                             -----------------------------------
                                             Name: Don V. Hahnfeldt
                                             Title: President and CEO

                                                Solely with respect to ARTICLE V
                                                and ARTICLE XI hereof:

                                         POLYMATE, LTD.

                                         By: /s/ Alex Trossman
                                             -----------------------------------
                                             Name: Alex Trossman
                                             Title: General Manager

                                         GREENFIELD CAPITAL PARTNERS LLC

                                         By: /s/ Michael Byl
                                             -----------------------------------
                                             Name: Michael Byl
                                             Title: Managing Director

SCHEDULES

Schedule 3.3(b) - Prior Contracts
Schedule 3.5 - Litigation and Liabilities
Schedule 3.6 - Violations
Schedule 4.2 - HomeCom Authorized Capital
Schedule 4.5 - 10% Holders
Schedule 4.8 - HomeCom Insurance
Schedule 4.11 - HomeCom Contracts
Schedule 7.2(e) - Corporate Governance Matters

EXHIBITS

EXHIBIT A    Licensed Property
EXHIBIT B    Certificate of Designation of HomeCom Series
             F Convertible Preferred Stock
EXHIBIT C    Certificate of Designations of HomeCome Series
             G Convertible Preferred Stock

                                    EXHIBIT A
                                LICENSED PROPERTY

1. EKOR(TM)

         EKOR(TM) is a family of non-toxic advanced composite polymer materials that provides for effective and unique means of containment of nuclear and hazardous materials and prevents radioactive contaminants from spreading. EKOR(TM) is available as a coating or sealing agent with varying viscosity and as flexible or rigid foam.

2. EMR/AC

         Electromagnetic Radiography(TM) ("EMR") and Acoustic Core(TM) ("AC") provide integrated remote sensing capabilities that produce 3D images of subsurface contaminants with a high degree of discrimination and precision. They offer large area coverage at high resolution and are significantly more cost effective than monitoring methods currently used for environmental assessments.

3. Hybrid Nonisocyanate Polyurethane ("HNIPU")

         HNIPU is a technology intended to improve upon conventional monolithic polyurethanes, which have good mechanical properties, but are porous, with poor hydrolytic stability and moderate permeability. HNIPU is modified polyurethane with lower permeability, increased chemical resistance properties and material synthesis that has superior environmental characteristics to conventional polyurethanes. HNIPUs form into a material with practically no pores and therefore, do not absorb moisture on the surface or in fillers during formation.

                                      # # #

                                    EXHIBIT B

                      FORM OF CERTIFICATE OF DESIGNATION OF
                  HOMECOM SERIES F CONVERTIBLE PREFERRED STOCK

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                                  AND RIGHTS OF
                      SERIES F CONVERTIBLE PREFERRED STOCK
                                       OF
                          HOMECOM COMMUNICATIONS, INC.

         HomeCom Communications, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation of the Company, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions
(i) authorizing a series of the Company's authorized preferred stock, $.01 par value per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 13,500 shares of Series F Convertible Preferred Stock of the Company, as follows:

         RESOLVED, that the Company is authorized to issue 13,500 shares of Series F Convertible Preferred Stock (the "Series F Preferred Shares"), $.01 par value per share, which shall have the following powers, designations, preferences and other special rights:

         (1) DIVIDENDS. The Series F Preferred Shares shall not bear any dividends except as provided herein.

         (2) HOLDER'S CONVERSION OF SERIES F PREFERRED SHARES. A holder of Series F Preferred Shares shall have the right, at such holder's option, to convert the Series F Preferred Shares into shares of the Company's common stock, $.0001 par value per share (the "Common Stock"), on the following terms and conditions:

                  (a) CONVERSION RIGHT. At any time or times on or after the earlier of (i) December 31, 2003 or (ii) the first date on which the Company's Certificate of Incorporation is validly amended such that the number of authorized shares of Common Stock (the "Authorized Common") equals or exceeds the sum (the "Common Equivalents") of (i) the number of issued and outstanding shares of Common Stock plus (ii) the aggregate of the number of shares of Common Stock into which all other issued and outstanding shares of any class of Company stock are at any time convertible (the period of time beginning on the later of the dates referred to in (i) and (ii) above and continuing for so long as the Authorized Common equals or exceeds the Common Equivalents shall be referred to herein as the "Conversion Period"), any holder of Series F Preferred Shares shall be entitled to convert each Series F Preferred Share, in whole or in part, into fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 2(e) below) of Common Stock at a rate, subject to adjustment as provided herein, of 10,000 Shares of Common Stock for each Series F Preferred Share (the "Conversion Rate") as and when the creation of such Common Stock is duly authorized by all necessary corporate action, at the Conversion Rate;

                  (b) ADJUSTMENT TO CONVERSION RATE - DILUTION AND OTHER EVENTS. In order to prevent dilution of the rights granted under this Certificate of Designations, the Conversion Rate will be subject to adjustment from time to time as provided in this Section 2(b).

                  (i) ADJUSTMENT OF FIXED CONVERSION RATE UPON SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Rate in effect immediately prior to such subdivision will be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately reduced.

                  (ii) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER, OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person (as defined below) or other similar transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as in "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision to insure that each of the holders of the Series F Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series F Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series F Preferred Shares had such Organic Change not taken place. In any such case, the Company will make appropriate provision (in form and substance satisfactory to the holders of a majority of the Series F Preferred Shares then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 2(b) will thereafter be applicable to the Series F Preferred Shares. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance satisfactory to the holders of a majority of the Series F Preferred Shares then outstanding), the obligation to deliver to each holder of Series F Preferred Shares such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. For purposes of this Agreement, "PERSON" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  (iii) SPIN OFF. If, at any time prior to a Conversion Date, the Company consummates a spin off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive just compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the holder's Series F Preferred Shares outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company been converted as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the conversion of all or any of the outstanding Series F Preferred Shares, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (a) the numerator is the principal amount of the outstanding Series F Preferred Shares then being converted, and (b) the denominator is the principal amount of all the outstanding Series F Preferred Shares.

                  (iv)     NOTICES.

                  (A) Immediately upon any adjustment of the Conversion Rate, the Company will give written notice thereof to each holder of Series F Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (B) The Company will give written notice to each holder of Series F Preferred Shares at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                  (C) The Company will also give written notice to each holder of Series F Preferred Shares at least twenty
                           (20) days prior to the date on which any Organic Change (as defined below), dissolution or liquidation will take place.

                  (c) MECHANICS OF CONVERSION. Subject to the Company's ability to fully satisfy its obligations under a Conversion Notice (as defined below) as provided for in Section 5 below:

                  (i) HOLDER'S DELIVERY REQUIREMENTS. To convert Series F Preferred Shares into full shares of Common Stock on any date (the "Conversion Date"), the holder thereof shall (A) deliver or transmit by facsimile, for receipt on or prior to 11:59 p.m., Eastern Standard Time, on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company or its designated transfer agent (the "Transfer Agent"), and
                           (B) surrender to a common carrier for delivery to the Company or the Transfer Agent as soon as practicable following such date, the original certificates representing the Series F Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates") and the originally executed Conversion Notice.

                  (ii) COMPANY'S RESPONSE. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Company or the Transfer Agent (as applicable) shall, within five
                           (5) business days following the date of receipt, (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled or (B) credit the aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account at The Depository Trust Company.

                  (iii) RECORD HOLDER. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Series F Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                  (d) NASDAQ LISTING. So long as the Common Stock is listed for trading on NASDAQ or an exchange or quotation system with a rule substantially similar to NASDAQ Rule 4460(i) then, notwithstanding anything to the contrary contained herein if, at any time, the aggregate number of shares of Common Stock then issued upon conversion of the Series F Preferred Shares (including any shares of capital stock or rights to acquire shares of capital stock issued by the Corporation which are aggregated or integrated with the Common Stock issued or issuable upon conversion of the Series F Preferred Shares for purposes of such rule) equals 19.99% o the "Outstanding Common Amount" (as hereinafter defined), the Series F Preferred Shares shall, from that time forward, cease to be convertible into Common Stock in accordance with the terms hereof, unless the Corporation (i) has obtained approval of the issuance of the Common Stock upon conversion of the Series F Preferred Shares by a majority of the total votes cast on such proposal, in person or by proxy, by the holders of the then-outstanding Common Stock (not including any shares of Common Stock held by present or former holders of Series F Preferred Shares that were issued upon conversion of Series F Preferred Shares (the "Stockholder Approval"), or (ii) shall have otherwise obtained permission to allow such issuances from NASDAQ in accordance with NASDAQ Rule 4460(i). If the Corporation's Common Stock is not then listed on NASDAQ or an exchange or quotation system that has a rule substantially similar to Rule 4460(i) then the limitations set forth herein shall be inapplicable and of no force and effect. For purposes of this paragraph, "Outstanding Common Amount" means (i) the number of shares of the Common Stock outstanding on the date of issuance of the Series F Preferred Shares pursuant to the Purchase Agreement plus (ii) any additional shares of Common Stock issued thereafter in respect of such shares pursuant to a stock dividend, stock split or similar event. The maximum number of shares of Common Stock issuable as a result of the 19.99% limitation set forth herein is hereinafter referred to as the "Maximum Share Amount." With respect to each holder of Series F Preferred Shares, the Maximum Share Amount shall refer to such holder's pro rata share thereof. In the event that Corporation obtains Stockholder Approval or the approval of NASDAQ, or by reason of the inapplicability of the rules of NASDAQ or otherwise, the Corporation concludes that it is able to increase the number of shares to be issued above the Maximum Share Amount (such increased number being the "New Maximum Share Amount"), the references to Maximum Share Amount, above, shall be deemed to be, instead, references to the greater New Maximum Share Amount. In the event that Stockholder Approval is obtained and there are insufficient reserved or authorized shares, or a registration statement covering the additional shares of Common Stock which constitute the New Maximum Share Amount is not effective prior to the Maximum Share Amount being issued (if such registration statement is necessary to allow for the public resale of such securities), the Maximum Share Amount shall remain unchanged; provided, however, that the holders of Series F Preferred Shares may grant an extension to obtain a sufficient reserved or authorized amount of shares or of the effective date of such registration statement. In the event that (a) the aggregate number of shares of Common Stock actually issued upon conversion of the outstanding Series F Preferred Shares represents at least twenty percent (20%) of the Maximum Share Amount and (b) the sum of (x) the aggregate number of shares of Common Stock issued upon conversion of Series F Preferred Shares plus (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of Series F Preferred Shares and based on the Conversion Price then in effect), represents at least one hundred percent (100%) of the Maximum Share Amount, the Corporation will use its best reasonable efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event and before the Mandatory Redemption Date.

                  (e) FRACTIONAL SHARES. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of the Series F Preferred Shares by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. lf, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

                  (f) TAXES. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Series F Preferred Shares.

            (3) REISSUANCE OF CERTIFICATES. In the event of a conversion or redemption pursuant to this Certificate of Designations of less than all of the Series F Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Series F Preferred Shares a Preferred Stock Certificate representing the remaining Series F Preferred Shares which have not been so converted or redeemed.

         (4) RESERVATION OF SHARES. During the Conversion Period, the Company shall, so long as any of the Series F Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series F Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to affect the conversion of all of the Series F Preferred Shares then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 100% of the number of shares of Common Stock for which the Series F Preferred Shares are at any time convertible.

         (5) VOTING RIGHTS. On all matters submitted to a vote of shareholders, the holders of the Series F Preferred Shares shall be entitled to vote on a matter with holders of Common Stock, voting together as one class, with each share of Series F Preferred Shares entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible, using the record date for the taking of such vote of shareholders. The Series F Shares shall have no voting rights except as provided in the preceding sentence or in the General Corporation Law of the State of Delaware.

         (6) LIQUIDATION, DISSOLUTION, WINDING-UP. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Series F Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Preferred Funds"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Series F Preferred Shares (other than the Series G Preferred Shares which shall be equal in rank) in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Series F Preferred Share equal to $1,000 (such sum being referred to as the "Liquidation Value"); provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Series F Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Series F Preferred Shares as to payments of Preferred Funds (the "Pari Passu Shares"), then each holder of Series F Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Preferred Funds payable to all holders of Series F Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class in any manner permitted by law, shall not for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Series F Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein.

         (7) PREFERRED RATE. All shares of Common Stock shall be of junior rank to all Series F Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution, and winding up of the Company. The rights of the Series F Preferred Shares shall be subject to the Preferences and relative rights of the Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, and Series E Convertible Preferred Stock. Without the prior express written consent of the holders of not less than a majority of the then outstanding Series F Preferred Shares, the Company shall not hereafter authorize or issue additional or other capital stock (other than the Series G Preferred Shares which shall be equal in rank) that is of senior or equal rank to the Series F Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders of not less than a majority of the then outstanding Series F Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company's Certificate of Incorporation or bylaws, or make any resolution of the board of directors with the Delaware Secretary of State containing any provisions, which would materially and adversely affect or otherwise impair the rights or relative priority of the holders of the Series F

Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation, the Series F Preferred Shares shall maintain their relative powers, designations, and preferences provided for herein and no merger shall result inconsistent therewith.

         (8) RESTRICTION ON DIVIDENDS. If any Series F Preferred Shares are outstanding, without the prior express written consent of the holders of not less than a majority of the then outstanding Series F Preferred Shares, the Company shall not directly or indirectly declare, pay or make any dividends or other distributions upon any of the Common Stock so long as written notice thereof has not been given to holders of the Series F Preferred Shares at least 30 days prior to the earlier of (a) the record date taken for or (b) the payment of any such dividend or other distribution. Notwithstanding the foregoing, this
Section 8 shall not prohibit the Company from declaring and paying a dividend in cash with respect to the Common Stock so long as the Company: (i) pays simultaneously to each holder of Series F Preferred Shares an amount in cash equal to the amount such holder would have received had all of such holder's Series F Preferred Shares been converted to Common Stock pursuant to Section 2 hereof one business day prior to the record date for any such dividend, and (ii) after giving effect to the payment of any dividend and any other payments required in connection therewith including to the holders of the Series F Preferred Shares, the Company has in cash or cash equivalents an amount equal to the aggregate of: (A) all of its liabilities reflected on its most recently available balance sheet, (B) the amount of any indebtedness incurred by the Company or any of its subsidiaries since its most recent balance sheet and (C) 120% of the amount payable to all holders of any shares of any class of preferred stock of the Company assuming a liquidation of the Company as the date of its most recently available balance sheet.

         (9) VOTE TO CHANGE THE TERMS OF SERIES F PREFERRED SHARES. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting of the holders of not less than 66-2/3% of the then outstanding Series F Preferred Shares, shall be required for any change to this Certificate of Designations or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series F Preferred Shares.

         (10) LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Series F Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such Series F Preferred Shares into Common Stock.

         (11) WITHHOLDING TAX OBLIGATIONS. Notwithstanding anything herein to the contrary, to the extent that the Company receives advice in writing from its counsel that there is a reasonable basis to believe that the Company is required by applicable federal laws or regulations and delivers a copy of such written advice to the holders of the Series F Preferred Shares so effected, the Company may reasonably condition the making of any distribution (as such term is defined under applicable federal tax law and regulations) in respect of any Series F Preferred Share on the holder of such Series F Preferred Shares depositing with the Company an amount of cash sufficient to enable the Company to satisfy its withholding tax obligations (the "Withholding Tax") with respect to such distribution. Notwithstanding the foregoing or anything to the contrary, if any holder of the Series F Preferred Shares so effected receives advice in writing from its counsel that there is a reasonable basis to believe that the Company is not so required by applicable federal laws or regulations and delivers a copy of such written advice to the Company, the Company shall not be permitted to condition the making of any such distribution in respect of any Series F Preferred Share on the holder of such Series F Preferred Shares depositing with the Company any Withholding Tax with respect to such distribution, PROVIDED, HOWEVER, the Company may reasonably condition the making of any such distribution in respect of any Series F Preferred Share on the holder of such Series F Preferred Shares executing and delivering to the Company, at the election of the holder, either: (i) if applicable, a properly completed Internal Revenue Service Form 4224, or (a) an indemnification agreement in reasonably acceptable form, with respect to any federal tax liability, penalties and interest that may be imposed upon the Company by the Internal Revenue Service as a result of the Company's failure to withhold in connection with such distribution to such holder.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by ___________________, its ____________________, as of the ______ day of _____________, 2003.

                                   HOMECOM COMMUNICATIONS, INC.

                                   By:
                                       --------------------------------------

                                    EXHIBIT I

                          HOMECOM COMMUNICATIONS, INC.
                                CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of HomeCom Communications, Inc. (the "CERTIFICATE OF DESIGNATIONS"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series F Convertible Preferred Stock, $.01 par value per share (the "Series F PREFERRED SHARES"), of HomeCom Communications, Inc., a Delaware corporation (the "COMPANY"), indicated below into shares of Common Stock, $.0001 par value per share (the "COMMON STOCK"), of the Company, by tendering the stock certificate(s) representing the share(s) of Series F Preferred Shares specified below as of the date specified below.

The undersigned acknowledges that any sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series F Preferred Shares shall be made only pursuant to (i) a registration statement effective under the Securities Act of 1933, as amended (the "ACT"), or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the Act.

                   Date of Conversion:

                   ---------------------------------------------

                   Number of Series F
                   Preferred Shares to be converted
                   ---------------------------------------------

                   Stock certificate no(s). of Series F
                   Preferred Shares to be converted:
                   ---------------------------------------------

Please confirm the following information:

                   Number of shares of Common
                   Stock to be issued:

                   ---------------------------------------------

please issue the Common Stock into which the Series F Preferred Shares are being converted in the following name and to the following address:

                   Issue to:(1)

                   ---------------------------------------------

                   ---------------------------------------------

                   Facsimile Number:

                   ---------------------------------------------

                   Authorization:

                   ---------------------------------------------

                   By:

                      ------------------------------------------
                   Title:

                         ---------------------------------------
                   Dated:

                   ---------------------------------------------

ACKNOWLEDGED AND AGREED:

HOMECOM COMMUNICATIONS, INC.

By: ________________________________
Name: ______________________________
Title: _____________________________

Date: ___________________

--------

       (1) If other than to the record holder of the Series F Preferred Shares, any applicable transfer tax must be paid by the undersigned.

                                    EXHIBIT C

                      FORM OF CERTIFICATE OF DESIGNATION OF
                  HOMECOM SERIES G CONVERTIBLE PREFERRED STOCK

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                                  AND RIGHTS OF
                      SERIES G CONVERTIBLE PREFERRED STOCK
                                       OF
                          HOMECOM COMMUNICATIONS, INC.

         HomeCom Communications, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation of the Company, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions
(i) authorizing a series of the Company's authorized preferred stock, $.01 par value per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 1,069 shares of Series G Convertible Preferred Stock of the Company, as follows:

         RESOLVED, that the Company is authorized to issue 1,069 shares of Series G Convertible Preferred Stock (the "Series G Preferred Shares"), $.01 par value per share, which shall have the following powers, designations, preferences and other special rights:

         (1) DIVIDENDS. The Series G Preferred Shares shall not bear any dividends except as provided herein.

         (2) HOLDER'S CONVERSION OF SERIES G PREFERRED SHARES. A holder of Series G Preferred Shares shall have the right, at such holder's option, to convert the Series G Preferred Shares into shares of the Company's common stock, $.0001 par value per share (the "Common Stock"), on the following terms and conditions:

                  (a) CONVERSION RIGHT. Subject to the provisions of Section 3(a) below, at any time or times upon the earlier to occur of (i) a date on or after 120 days after the Issuance Date (as defined herein) or (ii) the date that the U.S. Securities & Exchange Commission declares the Company's Registration Statement with respect to the Series G Preferred Shares (the "Effective Date"), any holder of Series G Preferred Shares shall be entitled to convert any Series G Preferred Shares into fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 2(h) below) of Common Stock, at the Conversion Rate (as defined below); PROVIDED, HOWEVER, that in no event other than upon a Mandatory Conversion pursuant to Section 2(f) hereof, shall any holder be entitled to convert Series G Preferred Shares in excess of that number of Series G Preferred Shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 9.9% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series G Preferred Shares with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon conversion of the remaining, nonconverted Series G Preferred Shares beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

         (b) CONVERSION RATE. The number of shares of Common Stock issuable upon conversion of each of the Series G Preferred Shares pursuant to Section (2)(a) shall be determined according to the following formula (the "Conversion Rate");

                                LIQUIDATION VALUE
                     --------------------------------------
                                CONVERSION PRICE

For purposes of this Certificate of Designations, the following terms shall have the following meanings:

                  (i) "CONVERSION PRICE" means, as of any Conversion Date (as defined below), the, the amount obtained by multiplying the Conversion Percentage by the Average Market Price for the Common Stock for the five (5) Trading Days immediately preceding such date;

                  (ii)     "CONVERSION PERCENTAGE" means 82.5%;

                  (iii) "AVERAGE MARKET PRICE" means, with respect to any security for any period, that price which shall be computed as the arithmetic average of the Closing Bid Prices (as defined below) for such security for each trading day in such period;

                  (iv) "CLOSING BID PRICE" means, for any security as of any date, the last closing bid price on the Nasdaq SmallCap Market(TM) (the "Nasdaq-SM") as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Nasdaq-SM is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg (the "Trading Market"), or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by

                           Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company (all as appropriately adjusted for any stock dividend, stock split or other similar transaction during such period);

                  (v) "TRADING DAY" means any day on which the Company's Common Stock is traded on the Principal Trading Market.

                  (c) ADJUSTMENT TO CONVERSION PRICE - DILUTION AND OTHER EVENTS. In order to retain the rights granted under this Certificate of Designations, the Conversion Price will be subject to adjustment from time to time as provided in this Section 2(c).

                  (i) ADJUSTMENT OF FIXED CONVERSION PRICE UPON SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased.

         (ii) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER, OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person (as defined below) or other similar transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as in "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision to insure that each of the holders of the Series G Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series G Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series G Preferred Shares had such Organic Change not taken place. In any such case, the Company will make appropriate provision (in form and substance satisfactory to the holders of a majority of the Series G Preferred Shares then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 2(b) will thereafter be applicable to the Series G Preferred Shares. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance satisfactory to the holders of a majority of the Series G

Preferred Shares then outstanding), the obligation to deliver to each holder of Series G Preferred Shares such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. For purposes of this Agreement, "PERSON" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  (iii) SPIN OFF. If, at any time prior to a Conversion Date, the Company consummates a spin off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive just compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the holder's Series G Preferred Shares outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company been converted as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the conversion of all or any of the outstanding Series G Preferred Shares, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (a) the numerator is the principal amount of the outstanding Series G Preferred Shares then being converted, and (b) the denominator is the principal amount of all the outstanding Series G Preferred Shares.

                  (iv)     NOTICES.

                           (A) Immediately upon any adjustment of the Conversion Rate, the Company will give written notice thereof to each holder of Series G Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

                           (B) The Company will give written notice to each holder of Series G Preferred Shares at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                           (C) The Company will also give written notice to each holder of Series G Preferred Shares at least twenty (20) days prior to the date on which any Organic Change (as defined below), dissolution or liquidation will take place.

                  (d) MECHANICS OF CONVERSION. Subject to the Company's ability to fully satisfy its obligations under a Conversion Notice (as defined below) as provided for in Section 5 below:

                  1. HOLDER'S DELIVERY REQUIREMENTS. To convert Series G Preferred Shares into full shares of Common Stock on any date (the "Conversion Date"), the holder thereof shall (A) deliver or transmit by facsimile, for receipt on or prior to 11:59 p.m., Eastern Standard Time, on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company or its designated transfer agent (the "Transfer Agent"), and
                           (B) surrender to a common carrier for delivery to the Company or the Transfer Agent as soon as practicable following such date, the original certificates representing the Series G Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates") and the originally executed Conversion Notice.

                  2. COMPANY'S RESPONSE. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Company or the Transfer Agent (as applicable) shall, within five
                           (5) business days following the date of receipt, (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled or (B) credit the aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account at The Depository Trust Company.

                  3. RECORD HOLDER. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Series G Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                  (e) NASDAQ LISTING. So long as the Common Stock is listed for trading on NASDAQ or an exchange or quotation system with a rule substantially similar to NASDAQ Rule 4460(i) then, notwithstanding anything to the contrary contained herein if, at any time, the aggregate number of shares of Common Stock then issued upon conversion of the Series G Preferred Shares (including any shares of capital stock or rights to acquire shares of capital stock issued by the Corporation which are aggregated or integrated with the Common Stock issued or issuable upon conversion of the Series G Preferred Shares for purposes of such rule) equals 19.99% o the "Outstanding Common Amount" (as hereinafter defined), the Series G Preferred Shares shall, from that time forward, cease to be convertible into Common Stock in accordance with the terms hereof, unless the

Corporation (i) has obtained approval of the issuance of the Common Stock upon conversion of the Series G Preferred Shares by a majority of the total votes cast on such proposal, in person or by proxy, by the holders of the then outstanding Common Stock (not including any shares of Common Stock held by present or former holders of Series G Preferred Shares that were issued upon conversion of Series G Preferred Shares (the "Stockholder Approval"), or (ii) shall have otherwise obtained permission to allow such issuances from NASDAQ in accordance with NASDAQ Rule 4460(i). If the Corporation's Common Stock is not then listed on NASDAQ or an exchange or quotation system that has a rule substantially similar to Rule 4460(i) then the limitations set forth herein shall be inapplicable and of no force and effect. For purposes of this paragraph, "Outstanding Common Amount" means (i) the number of shares of the Common Stock outstanding on the date of issuance of the Series G Preferred Shares pursuant to the Purchase Agreement plus (ii) any additional shares of Common Stock issued thereafter in respect of such shares pursuant to a stock dividend, stock split or similar event. The maximum number of shares of Common Stock issuable as a result of the 19.99% limitation set forth herein is hereinafter referred to as the "Maximum Share Amount." With respect to each holder of Series G Preferred Stock, the Maximum Share Amount shall refer to such holder's pro rata share thereof. In the event that Corporation obtains Stockholder Approval or the approval of NASDAQ, or by reason of the inapplicability of the rules of NASDAQ or otherwise, the Corporation concludes that it is able to increase the number of shares to be issued above the Maximum Share Amount (such increased number being the "New Maximum Share Amount"), the references to Maximum Share Amount, above, shall be deemed to be, instead, references to the greater New Maximum Share Amount. In the event that Stockholder Approval is obtained and there are insufficient reserved or authorized shares, or a registration statement covering the additional shares of Common Stock which constitute the New Maximum Share Amount is not effective prior to the Maximum Share Amount being issued (if such registration statement is necessary to allow for the public resale of such securities), the Maximum Share Amount shall remain unchanged; provided, however, that the holders of Series G Preferred Shares may grant an extension to obtain a sufficient reserved or authorized amount of shares or of the effective date of such registration statement. In the event that (a) the aggregate number of shares of Common Stock actually issued upon conversion of the outstanding Series G Preferred Shares represents at least twenty percent (20%) of the Maximum Share Amount and (b) the sum of (x) the aggregate number of shares of Common Stock issued upon conversion of Series G Preferred Shares plus (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of Series G Preferred Shares and based on the Conversion Price then in effect), represents at least one hundred percent (100%) of the Maximum Share Amount, the Corporation will use its best reasonable efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event and before the Mandatory Redemption Date.

                  (f) FRACTIONAL SHARES. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of the Series G Preferred Shares by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. lf, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

                  (g) TAXES. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Series G Preferred Shares.

         (3) REISSUANCE OF CERTIFICATES. In the event of a conversion or redemption pursuant to this Certificate of Designations of less than all of the Series G Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Series G Preferred Shares a Preferred Stock Certificate representing the remaining Series G Preferred Shares which have not been so converted or redeemed.

         (4) RESERVATION OF SHARES. During the Conversion Period, the Company shall, so long as any of the Series G Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series G Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to affect the conversion of all of the Series G Preferred Shares then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 100% of the number of shares of Common Stock for which the Series G Preferred Shares are at any time convertible.

         (5) VOTING RIGHTS. Holders of Series G Preferred Shares shall have no voting rights, except as required by law, including but not limited to the General Corporation Law of Delaware.

         (6) LIQUIDATION, DISSOLUTION, WINDING-UP. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Series G Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Preferred Funds"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Series G Preferred Shares (other than the Series F Preferred Shares which shall be equal in rank) in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Series G Preferred Share equal to $1,000 (such sum being referred to as the "Liquidation Value"); provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Series G Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Series G Preferred Shares as to payments of Preferred Funds (the "Pari Passu Shares"), then each holder of Series G Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Preferred Funds payable to all holders of Series G Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class in any manner permitted by law, shall not for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Series G Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein.

         (7) PREFERRED RATE. All shares of Common Stock shall be of junior rank to all Series G Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution, and winding up of the Company. The rights of the Series G Preferred Shares shall be subject to the Preferences and relative rights of the Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, and Series F Convertible Preferred Stock. Without the prior express written consent of the holders of not less than a majority of the then outstanding Series G Preferred Shares, the Company shall not hereafter authorize or issue additional or other capital stock (other than the Series F Preferred Shares which shall be equal in rank) that is of senior or equal rank to the Series G Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders of not less than a majority of the then outstanding Series G Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company's Certificate of Incorporation or bylaws, or make any resolution of the board of directors with the Delaware Secretary of State containing any provisions, which would materially and adversely affect or otherwise impair the rights or relative priority of the holders of the Series G Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation, the Series G Preferred Shares shall maintain their relative powers, designations, and preferences provided for herein and no merger shall result inconsistent therewith.

         (8) RESTRICTION ON DIVIDENDS. If any Series G Preferred Shares are outstanding, without the prior express written consent of the holders of not less than a majority of the then outstanding Series G Preferred Shares, the Company shall not directly or indirectly declare, pay or make any dividends or other distributions upon any of the Common Stock so long as written notice thereof has not been given to holders of the Series G Preferred Shares at least 30 days prior to the earlier of (a) the record date taken for or (b) the payment of any such dividend or other distribution. Notwithstanding the foregoing, this
Section 8 shall not prohibit the Company from declaring and paying a dividend in cash with respect to the Common Stock so long as the Company: (i) pays simultaneously to each holder of Series G Preferred Shares an amount in cash equal to the amount such holder would have received had all of such holder's Series G Preferred Shares been converted to Common Stock pursuant to Section 2 hereof one business day prior to the record date for any such dividend, and (ii) after giving effect to the payment of any dividend and any other payments required in connection therewith including to the holders of the Series G Preferred Shares, the Company has in cash or cash equivalents an amount equal to the aggregate of: (A) all of its liabilities reflected on its most recently available balance sheet, (B) the amount of any indebtedness incurred by the Company or any of its subsidiaries since its most recent balance sheet and (C) 120% of the amount payable to all holders of any shares of any class of preferred stock of the Company assuming a liquidation of the Company as the date of its most recently available balance sheet.

         (9) VOTE TO CHANGE THE TERMS OF SERIES G PREFERRED SHARES. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting of the holders of not less than 66-2/3% of the then outstanding Series G Preferred Shares, shall be required for any change to this Certificate of Designations or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series G Preferred Shares.

         (10) LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Series G Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such Series G Preferred Shares into Common Stock.

         (11) WITHHOLDING TAX OBLIGATIONS. Notwithstanding anything herein to the contrary, to the extent that the Company receives advice in writing from its counsel that there is a reasonable basis to believe that the Company is required by applicable federal laws or regulations and delivers a copy of such written advice to the holders of the Series G Preferred Shares so effected, the Company may reasonably condition the making of any distribution (as such term is defined under applicable federal tax law and regulations) in respect of any Series G Preferred Share on the holder of such Series G Preferred Shares depositing with the Company an amount of cash sufficient to enable the Company to satisfy its withholding tax obligations (the "Withholding Tax") with respect to such distribution. Notwithstanding the foregoing or anything to the contrary, if any holder of the Series G Preferred Shares so effected receives advice in writing from its counsel that there is a reasonable basis to believe that the Company is not so required by applicable federal laws or regulations and delivers a copy of such written advice to the Company, the Company shall not be permitted to condition the making of any such distribution in respect of any Series G Preferred Share on the holder of such Series G Preferred Shares depositing with the Company any Withholding Tax with respect to such distribution, PROVIDED, HOWEVER, the Company may reasonably condition the making of any such distribution in respect of any Series G Preferred Share on the holder of such Series G Preferred Shares executing and delivering to the Company, at the election of the holder, either: (i) if applicable, a properly completed Internal Revenue Service Form 4224, or (a) an indemnification agreement in reasonably acceptable form, with respect to any federal tax liability, penalties and interest that may be imposed upon the Company by the Internal Revenue Service as a result of the Company's failure to withhold in connection with such distribution to such holder.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by ___________________, its ____________________, as of the ______ day
of _____________, 2003.

                                               HOMECOM COMMUNICATIONS, INC.

                                               By:
                                                   -----------------------------

                                    EXHIBIT I

                          HOMECOM COMMUNICATIONS, INC.
                                CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of HomeCom Communications, Inc. (the "CERTIFICATE OF DESIGNATIONS"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series G Convertible Preferred Stock, $.01 par value per share (the "SERIES G PREFERRED SHARES"), of HomeCom Communications, Inc., a Delaware corporation (the "COMPANY"), indicated below into shares of Common Stock, $.0001 par value per share (the "COMMON STOCK"), of the Company, by tendering the stock certificate(s) representing the share(s) of Series G Preferred Shares specified below as of the date specified below.

The undersigned acknowledges that any sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series G Preferred Shares shall be made only pursuant to (i) a registration statement effective under the Securities Act of 1933, as amended (the "ACT"), or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the Act.

                   Date of Conversion:

                   ---------------------------------------------

                   Number of Series G
                   Preferred Shares to be converted
                   ---------------------------------------------

                   Stock certificate no(s). of Series G
                   Preferred Shares to be converted:
                   ---------------------------------------------

Please confirm the following information:

                   Number of shares of Common
                   Stock to be issued:

                   ---------------------------------------------
please issue the Common Stock into which the Series G Preferred Shares are being converted in the following name and to the following address:

                   Issue to:(1)

                   ---------------------------------------------

                   ---------------------------------------------

                   Facsimile Number:

                   ---------------------------------------------

                   Authorization:

                   ---------------------------------------------

                   By:

                      ------------------------------------------
                   Title:

                         ---------------------------------------
                   Dated:

                   ---------------------------------------------

ACKNOWLEDGED AND AGREED:

HOMECOM COMMUNICATIONS, INC.

By: ________________________________
Name: ______________________________
Title: _____________________________

Date: ___________________

--------

       (1) If other than to the record holder of the SERIES G Preferred Shares, any applicable transfer tax must be paid by the undersigned.



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                                 SCHEDULE 7.2(e)

                          CORPORATE GOVERNANCE MATTERS

          The parties agree that the following has occurred and/or that they shall draft and execute all corporate governance documents in order to affect the following:

1.       CURRENT BUSINESS/EUROTECH BUSINESS/FINANCING

         Upon shareholder approval, HomeCom to complete sale of current business to Tulix Systems, Inc.("Tulix"). Until closing of such sale, all ongoing working capital needs related to operations to be acquired by Tulix will be funded by revenues from those operations or other financings.

         The board of directors of Homecom shall approve that the operations and activities of Homecom related license from Eurotech (the "Eurotech Business") will be segregated in an unincorporated division of HomeCom and will be funded at the closing of the License and Exchange Agreement by existing preferred shareholder of HomeCom in an amount equal to $150,000, subject to acceptable security for financing (such financing, the "Licensed Technology Financing"). The documentation for the Licensed Technology Financing shall provide that such funds shall be used solely and exclusively for the Eurotech Business. Additional documentation to be delivered at closing (i.e., Board approval by HomeCom) will provide that such funds shall be under the sole exclusive control of Don Hahnfeldt, Randy Graves and Michael Sheppard (as employees of HomeCom) and shall be segregated in a separate operating bank account under the control of such individuals only.

2.       RESIGNATION OF HOMECOM DIRECTORS AND OFFICERS

         In anticipation of the closing of the License and Exchange Agreement, two Eurotech designated directors, Don Hahnfeldt and Randy Graves, were elected to the board of directors of Homecom as of March 21, 2003 by current the directors. The board of directors of HomeCom shall grant Mr. Hahnfeldt, Mr. Graves and Mr. Sheppard sole and exclusive authority to manage the Eurotech Business through the unincorporated division discussed above. At the closing of the License and Exchange Agreement, Mr. Hahnfeldt, Mr. Graves and Mr. Sheppard will be hired by Homecom as employees of Homecom in order to effect the foregoing, the board of Homecom to approve such hiring.

         In anticipation of the closing of the License and Exchange Agreement, two current directors of Homecom, Mr. Danovitch and Mr. Shatsoff, have resigned as directors and an appropriate Form 8-K will be filed covering these and all other applicable transactions. This will leave the board of directors of Homecom with 6 members (including Mr. Hahnfeldt and Mr. Graves).



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3.       HOMECOM PROXY

Following the closing of the License and Exchange Agreement, the parties will work together in good faith to update and cause the filing with the Securities and Exchange Commission, and the delivery to Homecom stockholders of, a Homecom Proxy Statement (the "Proxy Statement"). The Proxy Statement will provide that if the Tulix sale is approved by Homecom stockholders and the transaction closes, the remaining existing directors of Homecom, except for Mr. Sheppard, will not stand for re-election at the Special Meeting of Homecom Stockholder called for by the Proxy Statement and a full slate of Eurotech designated directors, to be listed in Proxy Statement, will take office at the closing of the Tulix Sale and existing officers of Homecom will resign and new officers appointed. The Proxy Statement will also cover the increase in the authorized common stock of Homecom, a stock split, the election of the new Eurotech directors and such other matters as the parties may agree on.